UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2020

EAGLE FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Deborah Addo as a new director of the Company and its subsidiary bank, Bank of Clarke County (the “Bank”), effective February 19, 2020.

Ms. Addo, age 59, is the President of Inova Loudoun Hospital (ILH).  ILH is Northern Virginia’s leading nonprofit healthcare provider, employing more than 18,000 team members and serving more than 2 million individuals annually through an integrated network of hospitals, primary and specialty care practices, emergency and urgent care centers, outpatient services and destination institutes such as the Inova Heart and Vascular Institute, Inova Schar Cancer Institute and Inova Neuroscience and Spine Institute. Ms. Addo was named President of ILH after serving as CEO of Inova Mount Vernon Hospital for nearly three years.  Before joining Inova in June 2014, Ms. Addo served as the chief operating officer and senior vice president of Meritus Health in Hagerstown, the largest healthcare provider in Western Maryland.

Ms. Addo has not yet been named to any committees of the Board of Directors. As of the effective date of her appointment, Ms. Addo will be entitled to the same compensation as the other directors, including board meeting and committee fees for each meeting attended and annual stock grants, as described in the Company’s Proxy Statement filed in connection with the 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Financial Services, Inc.

Dated: February 20, 2020	By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Executive Vice President and CFO

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